Exhibit 99.1

Bristol-Myers Squibb Delivers Excellent Second Quarter with Global New Product Approvals,

Important Clinical Data and Strong Financial Results

•	Regulatory Approvals in Both the U.S. and Europe Demonstrate Continued R&D Innovation and Productivity

•	Encouraging Topline Results of Phase III ARISTOTLE Trial on ELIQUIS® (apixaban) for Stroke Prevention in Patients with Atrial Fibrillation were Announced

•	Sales Increase 14% to $5.4 Billion in Second Quarter

•	GAAP EPS Decreases 2% to $0.52; Non-GAAP EPS Increases 4% to $0.56 in Second Quarter

•	Company Raises 2011 GAAP EPS Guidance Range to $2.08 to $2.18; Non-GAAP EPS Guidance Range to $2.20 to $2.30

•	Company Confirms 2013 Minimum Non-GAAP EPS Guidance of $1.95

(NEW YORK, July 28, 2011) – Bristol-Myers Squibb Company (NYSE: BMY) today announced double-digit sales growth in a quarter that was highlighted by important new product approvals in both the U.S. and Europe, and key data from the Company’s cardiovascular, oncology and diabetes franchises. In addition, the company raised guidance for 2011 and confirmed minimum non-GAAP guidance for 2013.

“I am proud of this organization and our strong second quarter results across the board—financially, clinically, and operationally. This performance demonstrates the success of our BioPharma strategy in delivering short term results and in positioning the Company for the future,” said Lamberto Andreotti, chief executive officer, Bristol-Myers Squibb.

“While we delivered double-digit sales growth during the second quarter, driven in part by the strong initial performance of YERVOY® (ipilimumab), we also received regulatory approval for NULOJIX® (belatacept) in the U.S. and Europe, and ELIQUIS in Europe for VTE prevention. That brings us to three new products approved in three months, including the approval of YERVOY in the U.S. in March. We also presented clinical data from our oncology and diabetes franchises, and announced important positive top line results from our Phase III ARISTOTLE trial on ELIQUIS for stroke prevention in patients with atrial fibrillation.”

	Second Quarter
$ amounts in millions, except per share amounts	2011	2010	Change
Net Sales	$5,434	$4,768	14%
GAAP Diluted EPS	0.52	0.53	(2)%
Non-GAAP Diluted EPS	0.56	0.54	4%

SECOND QUARTER FINANCIAL RESULTS

•	Bristol-Myers Squibb posted second quarter 2011 net sales of $5.4 billion, an increase of 14%, or 10% excluding the impact of foreign exchange, compared to the same period a year ago.

•	U.S. net sales increased 15% to $3.6 billion in the quarter compared to the same period a year ago. International net sales increased 13%, or 3% excluding foreign exchange impact, to $1.9 billion.

•	Gross margin as a percentage of net sales was 72.7% in the quarter compared to 73.2% in the same period a year ago.

•	Marketing, selling and administrative expenses increased 16% to $1.0 billion in the quarter.

•	Advertising and product promotion spending decreased 4% to $253 million in the quarter.

•	Research and development expenses increased 12% to $923 million in the quarter.

•	The effective tax rate on earnings before income taxes was 27.0% in the quarter, compared to 20.4% in the second quarter last year.

•	The Company reported net earnings attributable to Bristol-Myers Squibb of $902 million, or $0.52 per share, in the quarter compared to $927 million, or $0.53 per share, a year ago.

•	The Company reported non-GAAP net earnings attributable to Bristol-Myers Squibb of $971 million, or $0.56 per share, in the second quarter compared to $944 million, or $0.54 per share, for the same period in 2010. An overview of specified items is discussed under the “Use of Non-GAAP Financial Information” section.

•

The incremental impact in 2011 over 2010 of the two additional U.S. health care reform provisions for new discounts associated with the Medicare Part D coverage gap and the annual pharmaceutical company fee decreased second quarter EPS by approximately $0.03.

•	Cash, cash equivalents and marketable securities were $10.4 billion, with a net cash position of $4.9 billion as of June 30, 2011.

SECOND QUARTER PRODUCT AND PIPELINE UPDATE

•

Bristol-Myers Squibb’s global sales growth in the second quarter was led by PLAVIX®, sales of which grew 15% in the quarter, and ONGLYZA® and recently launched KOMBIGLYZE™, which together delivered $112 million in sales in the quarter. Sales growth was also driven by BARACLUDE®, which grew 31%, SPRYCEL®, which grew 46% , ORENCIA® , which grew 28% and YERVOY, which delivered $95 million in sales in its first quarter on the market in the U.S.

•

In May, the European Commission approved ELIQUIS in the 27 countries of the European Union for the prevention of venous thromboembolic events in adult patients who have undergone elective hip or knee replacement surgery. The Company develops and commercializes ELIQUIS with its partner, Pfizer.

•	In May, regulatory authorities in China approved ONGLYZA for the treatment of adults with type 2 diabetes. The Company develops and commercializes ONGLYZA with its partner, AstraZeneca.

•	In June, NULOJIX was approved by both the U.S. Food and Drug Administration (FDA) and the European Commission for the prevention of organ rejection in adult patients receiving a kidney transplant.

•	In June, regulatory authorities in Japan approved the use of SPRYCEL as a first-line treatment of chronic myeloid leukemia. The Company develops and commercializes SPRYCEL with its partner, Otsuka.

•	In July, the European Commission approved YERVOY in the 27 countries of the European Union for the treatment of advanced melanoma in adults who have received prior therapy.

•

In July, the Company and its partner, AstraZeneca, announced that the FDA’s Endocrinologic and Metabolic Drugs Advisory Committee voted 9 to 6 that the efficacy and safety data did not provide substantial evidence to support the approval of dapagliflozin. The Companies remain committed to dapagliflozin and will continue to work closely with the FDA to support the review of this investigational compound.

•

In June, the Company and Pfizer announced that in the Phase III trial, known as ARISTOTLE, ELIQUIS met its primary endpoint of non-inferiority to warfarin on the combined outcome of stroke and systemic embolism in patients with atrial fibrillation and at least one additional risk factor for stroke. ELIQUIS also met the key secondary endpoints of superiority on efficacy and major bleeding compared to warfarin in the study. Data will be presented August 28, 2011, at the European Society of Cardiology Congress in Paris.

•	In June, at the American Society of Clinical Oncology meeting in Chicago data were presented on several of the Company’s oncology compounds, including:

•	Results from a second Phase III study of YERVOY in metastatic melanoma patients, which met the primary endpoint of overall survival.

•

Results from a five-year follow up of a Phase III trial which showed that SPRYCEL 100 mg once daily demonstrated 78% overall survival in patients with chronic-phase chronic myeloid leukemia resistant or intolerant to Gleevec®.

•	In June, at the American Diabetes Association Annual Scientific Sessions in San Diego, the Company and its partner, AstraZeneca, presented data on dapagliflozin and ONGLYZA, including:

•	Results from two 24-week Phase III clinical studies investigating the combination of dapagliflozin 5 mg or 10 mg with metformin extended-release (XR) which showed the combination significantly improved blood sugar control in previously untreated adults with high blood sugar levels.

•

Results from a long-term Phase III study which showed dapagliflozin added to metformin sustained reductions of blood sugar levels in patients with type 2 diabetes when compared to glipizide added to metformin in a two-year study.

•

Results from an exploratory 78-week extension of a Phase III clinical study which showed that dapagliflozin plus metformin sustained glycemic control and weight reduction in type 2 diabetes patients inadequately controlled with metformin.

•

Results from a Phase IIIb clinical study which showed that ONGLYZA added to insulin (with or without metformin) significantly improved blood sugar levels, compared to treatment with placebo added to insulin (with or without metformin).

BUSINESS DEVELOPMENT UPDATE

•

In June, the Company entered into a clinical collaboration agreement with Roche to conduct a Phase I/II study to evaluate the safety and efficacy of the combination of YERVOY and vemurafenib in treating patients with metastatic melanoma.

•

In July, the Company announced a global agreement with Innate Pharma S.A., a biotech company in France, for the development and commercialization of IPH 2102, a novel immuno-oncology biologic in Phase I development.

•

In July, the Company entered into an agreement to acquire Amira Pharmaceuticals, a small-molecule pharmaceutical company focused on the discovery and early development of new drugs to treat inflammatory and fibrotic diseases. The acquisition marks Bristol-Myers Squibb’s entrance into fibrotic diseases, an area of high unmet need that is complementary to our research efforts in several of our therapeutic areas.

FINANCIAL GUIDANCE

2011

Bristol-Myers Squibb is raising its 2011 GAAP EPS guidance range to $2.08 to $2.18 and its non-GAAP EPS range to $2.20 to $2.30. Key non-GAAP guidance assumptions include:

•	High-single-digit revenue growth.

•	Gross margin as a percentage of net sales consistent with last year.

•	Advertising and promotion expense decrease in the mid-single-digit range.

•	Marketing, sales and administrative expenses increasing in the high-single-digit range.

•	Research and development expense growth in the mid-single-digit range.

•	An effective tax rate of approximately 26%.

This line-item guidance assumes current foreign exchange rates.

2013

The company is reaffirming its minimum non-GAAP EPS guidance of $1.95 for 2013. This 2013 assumes strong underlying revenue trends for certain key products, timely regulatory approval of and significant contributions from pipeline products, continued and additional productivity savings, exclusivity for ABILIFY® for the term for the current agreement with Otsuka Pharmaceutical Co., and that foreign currency exchange rates and the negative impact of U.S. health care reform and European government-mandated cost containment measures are not substantially different from current expectations.

The financial guidance for 2011 and the 2013 minimum non-GAAP EPS guidance exclude the impact of any potential strategic acquisitions and divestitures and any specified items that have not yet been identified and quantified. The non-GAAP 2011 guidance and the 2013 minimum non-GAAP guidance also exclude other specified items as discussed under “Use of Non-GAAP Financial Information.” Details reconciling adjusted non-GAAP amounts with the amounts reflecting specified items are provided in supplemental materials available on the Company’s website.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP earnings from continuing operations and related earnings per share information, adjusted to exclude certain costs, expenses, significant gains and losses and other specified items. Among the items in GAAP measures but excluded for purposes of determining adjusted earnings and other adjusted measures are: restructuring and other exit costs; accelerated depreciation charges; IPRD and asset impairments; charges and recoveries relating to significant legal proceedings; upfront, milestone and other licensing payments for in-licensing of products that have not achieved regulatory approval which are immediately expensed; and significant tax events. This information is intended to enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. For example, non-GAAP earnings and earnings per share information is an indication of the company’s baseline performance before items that are considered by the company not to be reflective of the company’s ongoing results. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

Statement on Cautionary Factors

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, implementation of the new discounts and new pharmaceutical company fee under the 2010 U.S. health care reform law, governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including any potential future recalls, patent positions and the ultimate outcome of any litigation matter. These factors also include the company’s ability to execute successfully its strategic plans, including its String of Pearls strategy, the expiration of patents or data protection on certain products, and the impact and result of governmental investigations. There can be no guarantees with respect to pipeline products that future clinical studies will support the data described in this release, that the products will receive necessary regulatory approvals, or that they will prove to be commercially successful; nor are there guarantees that regulatory approvals will be sought, or sought within currently expected timeframes, or that contractual milestones will be achieved. For further details and a discussion of these and other risks and uncertainties, see the company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company and Conference Call Information

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

There will be a conference call on July 28, 2011, at 10:30 a.m. EDT during which company executives will review financial information and address inquiries from investors and analysts. Investors and the general public are invited to listen to a live web cast of the call at http://investor.bms.com or by dialing: 913-312-0379, confirmation code: 8747273. Materials related to the call will be available at the same website prior to the call.

For more information, contact: Jennifer Fron Mauer, 609-252-6579, Communications; Teri Loxam, 609-252-3368, or Timothy Power, 609-252-7509, Investor Relations.

ABILIFY® is the trademark of Otsuka Pharmaceutical Co., Ltd.

ATRIPLA® is a trademark of both Bristol-Myers Squibb Co. and Gilead Sciences, Inc.

AVAPRO®, AVALIDE®, and PLAVIX® are trademarks of sanofi-aventis.

ERBITUX® is a trademark of ImClone LLC. ImClone Systems is a wholly-owned subsidiary of Eli Lilly and Company.

ELIQUIS® is a trademark of Pfizer, Inc.

All other brand names of products appearing in all capital letters are registered trademarks of the Company or one of its subsidiaries.

BRISTOL-MYERS SQUIBB COMPANY

SELECTED PRODUCTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(Unaudited, dollars in millions)

The following table sets forth worldwide and U.S. reported net sales for selected products. In addition, the table includes, where applicable, the estimated total U.S. prescription change for the retail and mail-order channels for the comparative periods presented for certain of the company's U.S. pharmaceutical products based on third-party data. A significant portion of the company's U.S. pharmaceutical sales is made to wholesalers. Where changes in reported net sales differ from prescription growth, this change in net sales may not reflect underlying prescriber demand.

	Worldwide Net Sales			U.S. Net Sales
	2011	2010	% Change	2011	2010	% Change	% Change in U.S. Total Prescriptions vs. 2010
Three Months Ended June 30,

Key Products

Plavix	$1,865	$1,627	15%	$1,747	$1,496	17%	(4)%
Avapro/Avalide	251	307	(18)%	133	170	(22)%	(40)%
Abilify	706	633	12%	517	491	5%	6%
Reyataz	396	357	11%	189	185	2%	2%
Sustiva Franchise	371	331	12%	228	213	7%	8%
Baraclude	292	223	31%	51	42	21%	8%
Erbitux	173	172	1%	167	168	(1)%	N/A
Sprycel	193	132	46%	68	42	62%	11%
Yervoy	95	—	N/A	95	—	N/A	N/A
Orencia	228	178	28%	152	137	11%	N/A
Nulojix	2	—	N/A	2	—	N/A	N/A
Onglyza/Kombiglyze	112	28	*	80	23	*	*

Mature Products and All Other	750	780	(4)%	133	138	(4)%	N/A

Total	5,434	4,768	14%	3,562	3,105	15%	N/A

	Worldwide Net Sales			U.S. Net Sales
	2011	2010	% Change	2011	2010	% Change	% Change in U.S. Total Prescriptions vs. 2010
Six Months Ended June 30,

Key Products

Plavix	$3,627	$3,293	10%	$3,388	$3,027	12%	(4)%
Avapro/Avalide	541	621	(13)%	293	356	(18)%	(36)%
Abilify	1,330	1,250	6%	977	961	2%	5%
Reyataz	762	730	4%	370	371	—	2%
Sustiva Franchise	714	666	7%	443	427	4%	8%
Baraclude	567	439	29%	99	84	18%	10%
Erbitux	338	338	—	329	331	(1)%	N/A
Sprycel	365	263	39%	129	80	61%	10%
Yervoy	95	—	N/A	95	—	N/A	N/A
Orencia	427	347	23%	290	263	10%	N/A
Nulojix	2	—	N/A	2	—	N/A	N/A
Onglyza/Kombiglyze	193	38	*	137	29	*	*

Mature Products and All Other	1,484	1,590	(7)%	260	265	(2)%	N/A

Total	10,445	9,575	9%	6,812	6,194	10%	N/A

*	In excess of +/- 200%.

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(Unaudited, amounts in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net Sales	$5,434	$4,768	$10,445	$9,575

Cost of products sold	1,481	1,277	2,824	2,583
Marketing, selling and administrative	1,040	894	1,968	1,794
Advertising and product promotion	253	263	467	475
Research and development	923	822	1,858	1,732
Provision for restructuring, net	40	24	84	35
Equity in net income of affiliates	(62)	(85)	(144)	(182)
Other (income)/expense, net	(31)	(19)	(169)	94

Total expenses	3,644	3,176	6,888	6,531

Earnings before Income Taxes	1,790	1,592	3,557	3,044
Provision for income taxes	483	324	883	675

Net Earnings	1,307	1,268	2,674	2,369

Net Earnings Attributable to Noncontrolling Interest	405	341	786	699

Net Earnings Attributable to BMS	$902	$927	$1,888	$1,670

Earnings per Common Share Attributable to BMS:
Basic	$0.53	$0.54	$1.11	$0.97
Diluted	$0.52	$0.53	$1.10	$0.96

Average Common Shares Outstanding:
Basic	1,707	1,718	1,705	1,717
Diluted	1,722	1,728	1,718	1,727

Other (income)/expense

Interest expense	$32	$32	$63	$65
Interest income	(25)	(16)	(46)	(31)
Impairment and loss on sale of manufacturing operations	—	15	—	215
Gain on debt repurchase	(2)	—	(10)	—
Net foreign exchange transaction losses/(gains)	18	(16)	11	(32)
Gain on sale of product lines, businesses and assets	(2)	(5)	(11)	(15)
Other income from alliance partners	(39)	(44)	(62)	(94)
Pension curtailment and settlement charges	—	14	(3)	14
Litigation charges/(recoveries)	(4)	—	(106)	—
Product liability charges	—	—	26	—
Other	(9)	1	(31)	(28)

Other (income)/expense	$(31)	$(19)	$(169)	$94

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE THREE MONTHS ENDED JUNE 30, 2011 AND 2010

(Unaudited, dollars in millions)

Three months ended June 30, 2011

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring	Total
Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$33	$33
Accelerated depreciation, asset impairment and other shutdown costs	18	4	—	7	29
Process standardization implementation costs	—	6	—	—	6

Total Restructuring	18	10	—	40	68

Other:
Upfront, milestone and other licensing payments	—	—	50	—	50

Total	$18	$10	$50	$40	118

Income taxes on items above					(34)
Specified tax benefit					(15)

Decrease to Net Earnings					$69

Three months ended June 30, 2010

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring	Other (income)/ expense	Total
Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$24	$—	$24
Impairment and loss on sale of manufacturing operations	—	—	—	—	15	15
Accelerated depreciation, asset impairment and other shutdown costs	27	—	—	—	—	27
Pension curtailment and settlement charges	—	—	—	—	5	5
Process standardization implementation costs	—	6	—	—	—	6

Total Restructuring	27	6	—	24	20	77

Other:
Upfront, milestone and other licensing payments	—	—	17	—	—	17

Total	$27	$6	$17	$24	$20	94

Income taxes on items above						(18)
Out-of-period tax adjustment						(59)

Decrease to Net Earnings						$17

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(Unaudited, dollars in millions)

Six months ended June 30, 2011

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring	Other (income)/ expense	Total
Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$77	$—	$77
Accelerated depreciation, asset impairment and other shutdown costs	41	4	—	7	—	52
Process standardization implementation costs	—	10	—	—	—	10

Total Restructuring	41	14	—	84	—	139

Other:
Litigation recovery	—	—	—	—	(102)	(102)
Upfront, milestone and other licensing payments	—	—	138	—	—	138
In-process research and development (IPRD) impairment	—	—	15	—	—	15
Product liability charges	—	—	—	—	26	26

Total	$41	$14	$153	$84	$(76)	216

Income taxes on items above						(62)
Specified tax benefit						(71)

Decrease to Net Earnings						$83

Six months ended June 30, 2010

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring	Other (income)/ expense	Total
Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$35	$—	$35
Impairment and loss on sale of manufacturing operations	—	—	—	—	215	215
Accelerated depreciation, asset impairment and other shutdown costs	58	—	—	—	—	58
Pension curtailment and settlement charges	—	—	—	—	5	5
Process standardization implementation costs	—	19	—	—	—	19

Total Restructuring	58	19	—	35	220	332

Other:
Upfront, milestone and other licensing payments	—	—	72	—	—	72

Total	$58	$19	$72	$35	$220	404

Income taxes on items above						(104)
Out-of-period tax adjustment						(59)

Decrease to Net Earnings						$241

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF GAAP RESULTS

TO NON-GAAP RESULTS

FOR THE THREE MONTHS ENDED JUNE 30, 2011 AND 2010

(Unaudited, amounts in millions except per share data)

	Q2 2011			Q2 2010
	GAAP	Specified Items*	Non GAAP	GAAP	Specified Items*	Non GAAP
Net Sales	$5,434	—	$5,434	$4,768	—	$4,768
Cost of Products Sold	1,481	(18)	1,463	1,277	(27)	1,250

Gross Profit	3,953	18	3,971	3,491	27	3,518
Gross Profit as a % of Sales	72.7%	0.4%	73.1%	73.2%	0.6%	73.8%

Marketing, Selling and Administration	1,040	(10)	1,030	894	(6)	888
Advertising and Product Promotion	253	—	253	263	—	263

Total SG&A	1,293	(10)	1,283	1,157	(6)	1,151
SG&A as a % of Sales	23.8%	(0.2)%	23.6%	24.3%	(0.2)%	24.1%

Research and Development	923	(50)	873	822	(17)	805
R&D as a % of Sales	17.0%	(0.9)%	16.1%	17.2%	(0.3)%	16.9%

Operating Margin	1,737	78	1,815	1,512	50	1,562
Operating Margin as % of Sales	32.0%	1.4%	33.4%	31.7%	1.1%	32.8%

Provision for restructuring, net	40	(40)	—	24	(24)	—
Equity in net income of affiliates	(62)	—	(62)	(85)	—	(85)
Other (income)/expense, net	(31)	—	(31)	(19)	(20)	(39)

Earnings Before Income Taxes	$1,790	118	$1,908	$1,592	94	$1,686

Provision for income taxes	483	49	532	324	77	401

Net Earnings	$1,307	69	$1,376	$1,268	17	$1,285
Net Earnings – Attributable to Noncontrolling Interest	405		405	341		341

Net Earnings – Attributable to BMS	$902	69	$971	$927	17	$944
Contingently convertible debt interest expense and earnings attributable to unvested shares	(2)		(2)	(3)		(3)

Net Earnings used for Diluted EPS Calc – Attributable to BMS	$900	69	$969	$924	17	$941

Average Common Shares Outstanding - Diluted	1,722		1,722	1,728		1,728

Diluted EPS – Attributable to BMS	$0.52	0.04	$0.56	$0.53	0.01	$0.54

Net Earnings Attributable to BMS as a % of sales	16.6%	1.3%	17.9%	19.4%	0.4%	19.8%

Effective Tax Rate	27.0%	0.9%	27.9%	20.4%	3.4%	23.8%

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF GAAP RESULTS

TO NON-GAAP RESULTS

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(Unaudited, amounts in millions except per share data)

	YTD 2011			YTD 2010
	GAAP	Specified Items*	Non GAAP	GAAP	Specified Items*	Non GAAP
Net Sales	$10,445	—	$10,445	$9,575	—	$9,575
Cost of Products Sold	2,824	(41)	2,783	2,583	(58)	2,525

Gross Profit	7,621	41	7,662	6,992	58	7,050
Gross Profit as a % of Sales	73.0%	0.4%	73.4%	73.0%	0.6%	73.6%

Marketing, Selling and Administration	1,968	(14)	1,954	1,794	(19)	1,775
Advertising and Product Promotion	467	—	467	475	—	475

Total SG&A	2,435	(14)	2,421	2,269	(19)	2,250
SG&A as a % of Sales	23.3%	(0.1)%	23.2%	23.7%	(0.2)%	23.5%

Research and Development	1,858	(153)	1,705	1,732	(72)	1,660
R&D as a % of Sales	17.8%	(1.5)%	16.3%	18.1%	(0.8)%	17.3%

Operating Margin	3,328	208	3,536	2,991	149	3,140
Operating Margin as % of Sales	31.9%	2.0%	33.9%	31.2%	1.6%	32.8%

Provision for restructuring, net	84	(84)	—	35	(35)	—
Equity in net income of affiliates	(144)	—	(144)	(182)	—	(182)
Other (income)/expense, net	(169)	76	(93)	94	(220)	(126)

Earnings Before Income Taxes	$3,557	216	$3,773	$3,044	404	$3,448

Provision for income taxes	883	133	1,016	675	163	838

Net Earnings	$2,674	83	$2,757	$2,369	241	$2,610
Net Earnings – Attributable to Noncontrolling Interest	786		786	699		699

Net Earnings – Attributable to BMS	$1,888	83	$1,971	$1,670	241	$1,911
Contingently convertible debt interest expense and earnings attributable to unvested shares	(4)		(4)	(7)		(7)

Net Earnings used for Diluted EPS Calc – Attributable to BMS	$1,884	83	$1,967	$1,663	241	$1,904

Average Common Shares Outstanding - Diluted	1,718		1,718	1,727		1,727

Diluted EPS – Attributable to BMS	$1.10	0.04	$1.14	$0.96	0.14	$1.10

Net Earnings Attributable to BMS as a % of sales	18.1%	0.8%	18.9%	17.4%	2.6%	20.0%

Effective Tax Rate	24.8%	2.1%	26.9%	22.2%	2.1%	24.3%

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

NET CASH CALCULATION

AS OF JUNE 30, 2011 AND MARCH 31, 2011

(Unaudited, dollars in millions)

	June 30, 2011	March 31, 2011
Cash and cash equivalents	$3,665	$3,405
Marketable securities–current	4,005	3,388
Marketable securities–long-term	2,734	3,065

Cash, cash equivalents and marketable securities	10,404	9,858
Short-term borrowings	(187)	(135)
Long-term debt	(5,332)	(5,276)

Net (debt) /cash	$4,885	$4,447